EXHIBIT 5.1

                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017




                                    May 12, 1999


L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016


Ladies and Gentlemen:

          We have acted as counsel to L-3 Communications Holdings, Inc., a

Delaware corporation (the "Company"), in connection with the Registration

Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the

Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of 1,000,000 shares of Common Stock, par value $$.01 per share

(the "Shares"), to be acquired by Company employees under the Company's 1999

Long Term Performance Plan (the "Plan").

          We have examined the Registration Statement, the Plan and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements,

instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this
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opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, upon their issuance and delivery in accordance with the Plan, will be validly issued,

fully paid and nonassessable.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

Delaware General Corporation Law.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Simpson Thacher & Bartlett

                                    SIMPSON THACHER & BARTLETT









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